AMENDED AND RESTATED
                         BRIQUETTING SERVICES AGREEMENT

         THIS AMENDED AND RESTATED BRIQUETTING SERVICES AGREEMENT (the "Agreement) is entered into this 14th day of May, 1996, (the "Effective Date"), by and between GENEVA STEEL COMPANY, a Utah corporation ("Geneva") and COVOL TECHNOLOGIES, INC., a Delaware corporation (formerly known as Environmental Technologies Group International, Inc.)("Covol").

                                    Recitals:

         A. By a certain Briquetting Services Agreement dated May 12, 1995 (the "Original Agreement"), the parties to this Agreement documented the terms and conditions whereby Covol would produce certain briquettes for sale to Geneva. In furtherance of the Original Agreement, the parties entered into a Lease Agreement (the "Lease Agreement") dated May 1995 whereby Covol leased from Geneva certain Premises, as described in the Lease Agreement.

         B. Geneva and Covol desire to amend and restate the Original Agreement, as set forth herein, to set forth the terms and conditions whereby Covol will briquette certain of Geneva's iron and steel revert materials (the "Briquetting Services") for a fee.


                                   Agreement:

         NOW THEREFORE. in consideration of the mutual covenants and conditions contained herein and for other good and valuable consideration. the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree to amend and restate the Original Agreement in its entirety as follows:

         1. Revert  Briquettes.  Provided that the  conditions set forth in this
Section 1 are satisfied, Covol shall produce and deliver to Geneva iron and/or steel briquettes made from Geneva's in-plant reverts (the "Revert Briquettes"). The Revert Briquettes shall be produced in accordance with the guidelines attached as Exhibit A hereto (the "Guidelines"), as such Guidelines may be modified or changed by Geneva at any time and from time to time to meet Geneva's quality and cost specifications. The Revert Briquettes shall be produced in two
(2) phases: the trial phase (the "Trial Phase") and the operating phase (the "Operating Phase").

                  1.1. Trial Phase. The Trial Phase shall commence upon the Effective Date. During the Trial Phase, Covol shall produce and deliver to Geneva a minimum of 2,500 net tons of Revert Briquettes in accordance with the Guidelines. Geneva shall not be required to charge any portion of the Revert Briquettes produced during the Trial Phase into the blast furnace or any other Geneva facility. If Geneva determines, in its sole discretion, that the Revert Briquettes perform successfully without an economic penalty or adverse effects in either the blast furnace, cupola or hot metal, Geneva may elect to have Covol continue Briquetting Services for Revert Briquettes.

                 1.2. Operating Phase. The Operating Phase shall commence upon Geneva's determination that the Trial Phase has been successfully concluded and, unless earlier terminated in accordance with the terms hereof, shall expire on December 31, 1996; provided that the Operating Phase may be extended by the mutual written agreement of the parties hereto. During the Operating Phase, Covol shall produce Revert Briquettes in such quantities as Geneva may request from time to time, operating Covol's plant on a 24 hour basis at maximum production throughput as required to meet Geneva's requested deliveries. Geneva may analyze the Revert Briquettes on a daily basis and inform Covol if the Revert Briquettes fail to meet the Guidelines or if the blast furnace performance is adversely impacted. In the event Covol is so notified, it shall immediately cease production of Revert Briquettes until the problem is resolved to Geneva's satisfaction.

         2. Raw Materials and Utilities for Revert Briquettes. In connection with the Briquetting Services for Revert Briquettes, Geneva shall, at its own cost, supply to Covol iron and steel fines, power, natural gas, molasses, hydrated lime and cement. Such raw materials and utilities will be supplied in accordance with the percentages stated in the Guidelines and in such reasonable weights or volumes which Covol indicates to Geneva are required to meet the quantities of Revert Briquettes requested by Geneva from time to time. In producing Revert Briquettes, Covol shall not use any binder not specifically approved in writing by Geneva, including, but not limited to, Covol's patented binder. GENEVA MAKES NO REPRESENTATION OR WARRANTY AS TO THE SUITABILITY OF SUCH RAW MATERIALS OR UTILITIES FOR THE PURPOSE OF PRODUCING REVERT BRIQUETTES OR FOR ANY OTHER PURPOSE, ALL OF WHICH REPRESENTATION'S AND WARRANTIES, INCLUDING. BUT NOT LIMITED TO, THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE HEREBY DISCLAIMED. Nothing contained herein shall obligate Geneva to supply Covol with any minimum amount of raw materials or utilities or to order any minimum amount of Revert Briquettes from Covol. Covol agrees that notwithstanding anything in this Agreement to the contrary, Covol shall not bring onto the Premises or process at its facilities at the Premises any coke breeze, coke fines, coals, coal fines, in-plant reverts or other similar or dissimilar fine materials from non-Geneva sources without the prior written consent of a senior executive officer of Geneva in each instance, which consent Geneva may withhold in its sole discretion.

         3. Commencement of Production. Covol shall take whatever action is necessary to enable it to begin performing the Briquetting Services at the earliest possible date but in no event later than three (3) working days following the date hereof. Such action shall include, but not be limited to, obtaining all necessary governmental or environmental approvals, permits, and licenses as necessary for performing the Briquetting Services. All improvements or modifications to the Premises shall receive the prior approval of Geneva, which approval shall not be unreasonably withheld, and otherwise be subject to the provisions of Section 5.01 of the Lease Agreement. Covol shall install and maintain in good condition and repair at the Premises all of the equipment set forth on Exhibit "B" hereto (the "ETG Equipment").

         4. Briquette Delivery. Covol shall deliver uncured Revert Briquettes to Geneva at the end of Covol's conveyor belt coming out of the dryer. Geneva shall be responsible for transporting the Revert Briquettes from such location to its blast furnaces or other location, such that storage of the Revert Briquettes by Covol does not exceed Covol's storage capacity.

         5.       Briquetting Services Fee.

                  5.1. Fee. For each net ton of Revert Briquettes properly processed by Covol and delivered to Geneva in accordance with the terms and conditions of this Agreement, Geneva shall pay Covol a Briquetting Services fee (the "Fee") of NINE DOLLARS ($9.00). The Fee shall be Covol's sole compensation for Briquetting Services hereunder and includes all processing work necessary to meet the strength specifications hereof, all costs of compliance by Seller with any federal, state and local laws and regulations applicable to the Briquetting Services or the Premises, and all other items as set forth in the Agreement which are the responsibility of Covol.

                  5.2. Payment. The Fee for each month's production shall be payable to Covol by Geneva on or before the fifteenth day of each calendar month following the month in which the Revert Briquettes were delivered to Geneva and accepted as to Guidelines, or in the case of Revert Briquettes not meeting Guidelines that are sold by Geneva to a third party, on or before the fifteenth day of the month following receipt by Geneva of payment therefor. Payments to Covol shall be made only after presentation of documentation satisfactory as to the quantity, quality and compliance with Guidelines of the Revert Briquettes produced and made available to Geneva by Covol. The failure of Geneva to make any payment required by this Section 5.2 within fifteen (15) days after the date such payment is due shall be a material default of this Agreement.

                  5.3. Quantity. The quantity of Revert Briquettes to which the Fee is applicable shall be determined by weighing the Revert Briquettes at the time of delivery to Geneva. Geneva's certified scale weights shall be used to determine the weight of Revert Briquettes hereunder. Geneva shall promptly inform Covol of the weight of Revert Briquettes after the weight has been determined.

         6. Termination of Production. In addition to its rights set forth elsewhere in this Agreement, Geneva shall have the right, but not the obligation, to terminate its obligation to supply raw materials and utilities for the production of Revert Briquettes at any time, or from time to time, for any of the following reasons:

                  6.1. The Revert Briquettes fails to meet the Guidelines or are otherwise unsatisfactory to Geneva:

                  6.2. Production of Revert Briquettes is in excess of that which Geneva estimates it can reasonably utilize:

                  6.3. The Trial Phase expires and Geneva does not desire additional Revert Briquettes; or

                  6.4. Geneva determines that (a) its supply of iron and/or steel fines is no longer available for Revert Briquettes, or (b) it no longer desires to supply iron and/or steel fines to Covol for use in the making of Revert Briquettes.

         Notwithstanding anything in this Agreement to the contrary, in the event Geneva fails to order from Covol a minimum of 4500 tons of Revert Briquettes during any calendar month, Covol may, at the option of Geneva, either
(i) terminate the Agreement or (ii) utilize any excess briquetting capacity at the Premises to produce briquettes using Covol's own raw materials and binder for sale to third parties.

         7. Sampling and Testing. Once delivered to Geneva as provided herein, Geneva may, at its option, test the Revert Briquettes to determine if they comply with the requirements of this Agreement. The procedure for sampling and testing shall conform to applicable industry standards or such other standards as are mutually agreed upon by Geneva and Covol in writing. Geneva shall have no obligation to pay the Fee for Briquetting Services as to any Revert Briquettes that do not comply with the Guidelines provided that the cause of such failure is not attributable to the failure of raw materials supplied by Geneva. In the event Covol produces Revert Briquettes that do not comply with the Guidelines Covol may at its option, and its sole expense, promptly reprocess any such nonconforming Revert Briquettes one additional time. Geneva shall retain ownership of all such Revert Briquettes, and upon the completion of all processing by Covol pursuant to the immediately preceding sentence Geneva may thereafter use or dispose of such Revert Briquettes at Geneva's cost and discretion. Covol shall not be permitted to conduct research and development operations at the Premises without the prior written consent of Geneva in each instance.

         8. Compliance with Laws. Covol represents and warrants that all of its operations conducted at the Premises will strictly comply at all times with all municipal and county ordinances and codes and state and federal statutes and all other government regulations now in force or which may hereafter be in force. Without limiting the generality of foregoing, Covol hereby agrees that the Briquetting Services and all other operations conducted on the Premises shall strictly comply with all federal, state and/or local laws, rules, regulations and ordinance's relating to protection of the environment or other health and safety concerns whether now in existence or enacted hereinafter (the "Environmental Laws"), and shall not produce, generate, discharge or release any hazardous substances as defined under such Environmental Laws, except for those substances which are specifically approved in writing in advance by Geneva. In no event shall Geneva be responsible for Covol's compliance with the Environmental Laws or any other laws, which compliance shall remain the sole responsibility of Covol. If Covol fails to comply with any Environmental Law, or receives notice from any governmental agency of any claimed noncompliance, Covol shall immediately notify Geneva in writing and include with such notice a copy of any written notice of noncompliance. Geneva, provided it is not materially at fault in connection with Covol's non-compliance, in addition to any other remedy available at law or in equity, and at Covol's sole expense, may, but shall not be obligated to, take such action as is commercially reasonable to correct such noncompliance or claimed noncompliance including, but not limited to, action to restore the Premises to an environmentally sound condition. As an alternative to

Geneva restoring the Premises to an environmentally sound condition at Covol's sole expense, Covol may, at the time it notifies Geneva of any fact or notice of noncompliance, request a meeting with the Geneva Steel Environmental Engineering Department.

         Such notice must propose a time and place for the meeting which must take place within two weeks of providing such notice, unless a later date is mutually agreed upon. At the meeting, Covol must offer an explanation for the noncompliance and propose a strategy for curing such noncompliance. Geneva shall have two weeks from the date of the meeting to approve, recommend modifications, or reject the proposed Covol strategy. If Geneva chooses to reject the Covol strategy, it will provide Covol with written notice of its decision to reject. In that event, Geneva may exercise the other remedies provided herein. These alternative procedures allowing Covol to cure any noncompliance shall not apply in cases reasonably deemed by Geneva to constitute an emergency.

         9. Compliance with Geneva Rules. Covol shall be subject to reasonable rules and regulations (including safety rules) promulgated from time to time by Geneva in writing, and as brought to Covol's attention by Geneva. Promulgation of, or compliance with, said rules and regulations shall. however. not relieve Covol from any of its obligations under this Agreement or liability arising therefrom.

         10. Utilities. To the extent not already available at the Premises, Geneva shall permit Covol to connect to Geneva's presently existing electrical, gas, water, sewage or such other utilities necessary for Covol's performance of the Briquetting Services hereunder. Covol shall be responsible for and shall pay the costs for taking utilities to the Premises, where necessary, for connecting to such utilities and otherwise making use of the same within the Premises. Prior to undertaking any such utility work, Covol shall submit detailed plans and specification for the same to Geneva's engineering department and obtain their written approval. Geneva shall not be liable to Covol for any damages, liability or claims or other matters whatsoever, including consequential damages, if any, arising out of or related in any way to interruptions, surges, outages or other irregularities that might occur with respect to such utilities. Covol shall install, at its expense, billing meters to measure its usage of natural gas, water and electricity provided by Geneva. Covol shall only discharge process waste water into Geneva's waste discharge system, and not into any public sewer or other discharge facility. Prior, however, to discharging any process waste water into Geneva's waste discharge system, Covol will obtain in each instance the written permission of Geneva's environmental engineering department.

         11. Insurance. Covol agrees to maintain in full force and effect at all times during the existence of this Agreement and at least six (6) months thereafter, comprehensive general liability and property damage insurance with an insurance carrier licensed to do business in the State of Utah, with at least a $1,000,000.00 limit per occurrence and a deductible of no more than 5%, and such other insurance as is generally carried by other types of manufacturing enterprises for similar types of hazards. The insurance policies required hereunder shall be primary without right of contribution from Geneva. Such insurance policies shall also name Geneva as an additional assured and shall provide for a full and complete waiver of subrogation in favor of Geneva and its affiliates. Covol shall also maintain workers compensation coverage as required by Utah law. Covol shall provide Geneva with certificates evidencing such insurance within five (5) days of the execution of this Agreement, and shall provide reasonable evidence, at Geneva's request, that the coverages continue to remain in effect thereafter.

         12.      Termination.  In  addition  to  the  other rights and remedies
provided  for  herein,   this  Agreement  and  the  Lease   Agreement  shall  be
automatically terminated upon the occurrence of any of the following events:

                  12.1.    The parties hereto mutually consent in writing.

                  12.2. The giving of written notice by Geneva to Covol that the Agreement or the Lease Agreement is being terminated for "good cause." For purposes of this Agreement, "good cause" for termination of this Agreement and the Lease Agreement shall exist if: (i) in the good faith determination of Geneva (a) Covol has violated any Environmental Law,
         (b) the continuation of operations by Covol at the Premises, or the use by Geneva of the Revert Briquettes, has or is likely to have an adverse impact on Geneva's operation, business, or on Geneva; (ii) Covol is in default in any way in the performance of any of its obligations pursuant to this Agreement, the Lease Agreement, or any other written agreement between the parties; or (iii) the Lease Agreement is terminated by the parties; and such default under (i), (ii) or (iii) is not cured within thirty (30) days after receipt by Covol of written notice specifying in reasonable detail the nature of the alleged default.

                  12.3. Covol shall become insolvent or involved as a debtor in any bankruptcy proceeding for a period of more than sixty (60) days, shall make a general assignment for the benefit of creditors, or shall have a receiver appointed for its business.

                  12.4. The expiration of thirty (30) days after Geneva shall give written notice to Covol that the Agreement and Lease are being terminated.

                  12.5. Geneva has failed to pay Covol as required under Section
         5.2 and such breach has not been cured within thirty (30) days after receipt of written notice specifying such failure to pay.

Termination of this Agreement shall not prejudice any rights of, and shall not relieve Covol from any obligations to, Geneva arising out of events that occurred prior to such termination, provided that nothing herein shall require Covol to perform Briquetting Services following termination. The provisions of Sections 8, 9, 10, 11, 13, 15, 16, 17 and 18 shall survive the termination or expiration of this Agreement.

         13. Technology. Prior to the development of any new or additional patent, copyright, ideas, designs, processes applications, or any other intellectual property right of whatever nature regarding the production of briquettes in which Geneva may participate, including but not limited to the production of briquettes using petroleum coke, the parties will enter into a Technology Development Agreement (the"Technology Development Agreement") which shall govern the rights of the parties in and to any such new technology. Any such new technology that may be developed at the Premises prior to execution of such Technology Development Agreement shall be the sole property of Covol. Covol acknowledges that Geneva shall retain all rights in any technology pertaining, to petroleum coke. and Covol shall not make any claim of ownership of such petroleum coke technology.

         14. Representations and Warranties. Covol makes the following representations, warranties and covenants to Geneva:

                  (a) Neither the execution and delivery of this Agreement, nor the consummation of the transactions provided for herein, will violate any agreement, lien, instrument, decree, order or judgment to which Covol or any of its officers, directors or shareholders is a party or by which it or they are bound. The president of Covol is duly authorized to execute this Agreement on Covol's behalf and to consummate the transactions contemplated hereby.

                  (b) Covol has all rights to enter into this Agreement and to consummate the transactions provided for herein.

                  (c) The Revert Briquettes shall be produced in strict compliance with, and shall conform to, the Guidelines.

     NOTWITHSTANDING THE FOREGOING, COVOL MAKES NO OTHER REPRESENTATION OR WARRANTY WITH RESPECT TO THE REVERT BRIQUETTES, INCLUDING, BUT NOT LIMITED TO SUITABILITY OF USE IN GENEVA'S BLAST FURNACES OR CUPOLA OR WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, ALL OF SUCH REPRESENTATIONS AND WARRANTIES BEING HEREBY DISCLAIMED.

         15.      Miscellaneous.

                  15.1. Inurement; Assignment; Delegation. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns. Covol shall not assign, delegate, substitute, pledge, transfer, hypothecate or in any way encumber its rights and duties under this Agreement.

                  15.2.   Entire  Agreement;   Modifications.   This  Agreement,
         together with the exhibits attached hereto (which exhibits are hereby incorporated by this reference), together with the Lease Agreement, constitute the entire agreement between the parties with respect to the subject matter hereof. No statement or representation shall be considered a part of this Agreement or binding upon the parties unless the same shall be specifically contained herein. This Agreement may not be modified in any manner except by an instrument in writing signed by Covol and Geneva.

                  15.3.    Counterparts.   This Agreement may be executed in any
         number of counterparts, each of which when so executed shall constitute in the aggregate but one and the same document.

                  15.4. Governing Law; Personal Jurisdiction. The provisions of this Agreement shall be governed by and construed in accordance with the substantive laws (and not the conflicts laws) of the State of Utah. In consideration of this Agreement, the parties hereby consent to the personal jurisdiction of the courts of the State of Utah and agree that any dispute between the parties hereto shall be brought only in the district court located in Salt Lake County, Utah.

                  15.5. Trial by Jury. Covol and Geneva waive trial by jury in any action, proceeding, or counterclaim brought by either of the parties against the other on any matters arising out of or in any way connected with this Agreement or the Lease Agreement.

                  15.6. Cross-default. A breach or default under the Lease Agreement or any other written agreement between the parties shall be deemed to constitute a breach or default under this Agreement. A default or breach of this Agreement shall be a default or breach of the Lease Agreement. Should any conflict arise between the terms or conditions of this Agreement and the Lease Agreement, the terms and conditions of this Agreement shall govern.

                  15.7. Captions. The captions contained herein are for purposes of identification and convenience only and do not define, limit or prescribe the scope of this Agreement and shall not be considered part of this Agreement.

                  15.8. Additional Documents. Geneva and Covol agree to execute such additional documents and take such further action as may be reasonably required to carry out each of the provisions and the intent of this Agreement.

                  15.9. Applicable Law. Wherever possible, each provision of this Agreement and every related document shall be interpreted in such a manner as to be consistent and valid under applicable law; but if any provision of any of the foregoing shall be invalid or prohibited under applicable law, such provision shall be ineffective to the extent of such invalidity or prohibition, without invalidating the remainder of such provision or the remaining provisions of this Agreement or said documents.

                  15.10.Publicity. Neither party shall publicize or discuss the terms and conditions of this Agreement with any person or entity, without first obtaining the written consent of the other party in each instance. Nothing herein shall be construed, however, to prevent the parties from making such reports and disclosures as either party may reasonably believe to be required by any applicable law or regulation.

                  15.11. Remedies. The parties agree that, in the event of any breach of any covenant under this Agreement, the non-breaching party's remedies at law would be inadequate. The non-breaching party and its affiliates shall, therefore, be entitled to injunctive relief in addition to any other available remedy at law or in equity, in the event of any breach or threatened breach of any or all of the foregoing covenants.

                  15.12. No Waiver. The failure of either party to insist upon strict performance of any of the terms or conditions of this Agreement, or to exercise any right or remedy, shall not be construed as waiving subsequent strict performance of any such terms, covenants, conditions, or any such rights or remedies.

                  15.13. Cumulative and Severable Nature of Rights and Agreements. The parties acknowledge and agree that the various rights and remedies in this Agreement are cumulative and nonexclusive of one another and that the parties' several undertakings and agreements contained herein are severable covenants independent of one another and of any other provisions or covenants of this Agreement. The parties agree that the existence of any claim between the parties, whether predicated on this Agreement or otherwise, shall not constitute a defense to enforcement of any or all of such provisions or covenants.

                  15.14. Hold Harmless. Covol covenants and agrees that it will indemnify, defend, protect and hold Geneva, and its directors, officers, employees, representatives, successors and assigns, harmless from any and all losses, damages, liabilities, costs, expenses, claims, demands, actions, fines, penalties, attorneys' fees or obligations of any nature resulting from, out of, or as a result of (i) any non-fulfillment of any undertaking, promise or covenant on the part of Covol set forth in this Agreement and the Original Agreement, (ii) the presence of hazardous substances on the premises resulting in any way from the use of the Premises or surrounding area by Covol, Covol's agents, or Covol's assigns, (iii) any breach of duty, negligence or willful misconduct by Covol, its directors, officers, agents, employees, contractors, subcontractors, invitees, or persons under Covol's control or supervision, and (iv) the Briquetting Services under this Agreement and/or the Original Agreement (excluding only causes due to the failure of raw materials supplied by Geneva and the failure of the Revert Briquettes to perform in any specified manner), or the presence of Covol, its employees, agents, representatives, contractors, subcontractors or invitees at the Premises or at the Geneva facilities in Utah County, Utah. Covol further agrees to diligently defend (at its own cost) any action or proceeding involving claims, demands and actions of all types including, but not limited to, third party demands and claims, response and remediation costs for violation of any Environmental Law by Covol, and any claims, demands or actions described in this Section 15.14. Covol agrees to reimburse Geneva upon demand for any sums reasonably expended including, but not limited to, legal, engineering and consulting fees and expenses in defending itself against any such claim, demand, action or proceeding. Geneva shall have the right to select defense counsel for all demands, claims, actions or proceedings previously described that name Geneva as a defendant or potential defendant.

                  15.15. Attorneys' Fees. In the event of any litigation involving a dispute under this Agreement, each party shall be responsible for its own costs and expenses in such litigation, including attorneys' fees.

                  15.16. No Limitation on Other Rights. The covenants and agreements in this Agreement are not dependent upon, connected with or affected by the applicability or nonapplicability of any unfair competition, trade secret, or other body of law arising from the relationship of Geneva and Covol, and the parties' rights and remedies, if any, under such other laws are not limited by this Agreement in any way.

                  15.17. Authority of Covol. Covol's authority pursuant to this Agreement is limited to performing Briquetting Services in accordance with the terms in this Agreement. Covol shall have no actual or apparent authority, and shall not represent to others that it has such authority, to bind Geneva in any way or to execute any agreements for, or on behalf of, Geneva, nor shall Covol use Geneva's name in any of Covol's business dealings with others without obtaining the written consent in each instance of an officer of Geneva. Covol is acting as an independent contractor in its capacity pursuant to this Agreement. Nothing contained in this Agreement or in the relationship of Geneva and Covol shall be deemed to constitute a partnership, joint venture, agency, franchise, factoring, or any other relationship between Geneva and Covol.

                  15.18. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) when delivered personally, (ii) when sent by telecopier (with receipt confirmed), provided that a copy is mailed within three business days thereafter by registered or certified mail, return receipt requested,
         (iii) when received by the addressee, if sent by Express Mail, Federal Express or other express delivery service (receipt requested), or (iv) three business days after being sent by registered or certified mail, return receipt requested, in each case to the other party at the following addresses and telecopier numbers (or to such other address or telecopier number for a party as shall be specified by like notice; provided that notices of a change of address or telecopier number shall be effective only upon receipt thereof):

                           if to Geneva to:

                           Max E. Sorenson
                           Geneva Steel Company
                           P.O. Box 2500
                           Provo, Utah 84603
                           Telecopier No. (801) 927-9198

                           and
                           if to Covol to:

                           Steven Brown
                           COVOL Technologies, Inc.
                           3280 North Frontage Road
                           Lehi, Utah 84043
                           Telecopier No.: (801) 768-4483

                  15.19. Force Majeure. Performance by either party to this Agreement shall be excused to the extent such party's performance is rendered impossible or impracticable by one or more events of Force Majeure. As used herein, the term "Force Majeure" means any of the following causes to the extent such cause was beyond the reasonable control of the party affected thereby: acts of God, strikes or other collective action of labor, fires, floods, storms, tornadoes, earthquakes, explosions, public disturbance, war, or any other cause, whether similar or dissimilar to those specifically enumerated herein, which is unforeseen or unforeseeable and is beyond the reasonable control of the party affected thereby; provided, however, that nothing herein, shall (a) require the settlement of any labor dispute against the desire of the party affected thereby or (b) excuse Covol or Geneva from the timely payment of any money when due hereunder.

                  15.20. No Consequential Damages. Notwithstanding anything in this Agreement to the contrary, neither party hereto shall be responsible or liable to the other for any special, incidental or consequential damages arising in connection with this Agreement. Nothing set forth in this Section 15.20 shall alter, negate or affect in any way the specific remedies of Geneva set forth in this Agreement for the default or failure of Covol hereunder.

         16. Release and Waiver. Covol hereby knowingly and intentionally waives, discharges and forever releases Geneva and its directors, officers, employees, agents, attorneys, representatives, successors and assigns from and against any and all claims, demands, defenses, obligations arising out of or related in any way to events and circumstances occurring prior to the date hereof. Geneva hereby knowingly and intentionally waives, discharges and forever releases Covol and its directors, officers, employees, agents, attorneys, representatives, successors and assigns from and against any and all claims, demands, defenses and obligations related in any way to events and circumstances occurring prior to the date hereof, except for any such claims, demands, defenses or obligations which may be asserted by third parties or which are in any way related to (i) personal injury or death, (ii) property damage, (iii) any condition giving rise to liability as defined under current or future
Environmental  Law,  or (iv)  failure  to  comply  with any  current  or  future
Environmental Law. As of the date hereof, Geneva is not aware of any such claims, demands, defenses or obligations.

         17. Right of First Refusal. In the event that Covol receives, with respect to all or a portion, of the ETG Equipment, an offer (the "Offer") from a bona fide third-party purchaser for the sale, transfer or conveyance of all or a portion of the ETG Equipment which Covol desires to accept, Covol shall deliver a copy of such Offer to Geneva. Geneva shall have a period of forty-five
(45) days after the date of delivery of such Offer to review the Offer and to elect to purchase the ETG Equipment, or any portion thereof, in accordance with the terms of such Offer. In the event that Geneva delivers written notice to Covol within such forty-five (45) day period electing to purchase the ETG Equipment, or portion thereof, in accordance with the terms of such Offer, Covol and Geneva shall proceed to consummate such transaction in accordance with the terms of such Offer. In the event that Geneva delivers written notice to Covol that Geneva has elected not to purchase the ETG Equipments or any portion thereof, or Geneva fails to deliver to Covol its written election to purchase the ETG Equipment, or any portion thereof, as the case may be, within such forty-five (45) day period, Covol shall have the right to consummate the transaction contemplated in the Offer with the party extending the same, but only on the terms and conditions and for the consideration set forth in the Offer. If, however, such sale, conveyance or transfer to the proposed purchaser or transferee is not so consummated, the right of first refusal set forth in this Section shall once again be effective. If such sale, conveyance or transfer involves less than all of the ETG Equipment, this Section shall continue to apply to the rest of the ETG Equipment not previously sold, conveyed or transferred, and Covol must comply with the terms, conditions and procedures set forth herein on any subsequent proposed sale, conveyance or transfer. Covol shall not remove the ETG Equipment from the Premises prior to the expiration of such forty-five (45) day period without the prior written consent of Geneva. If Covol does not receive such an offer, the provisions of this Section 17 shall not prevent Covol from removing the ETG Equipment from the Premises at the termination or expiration of this Agreement. The provisions of this Section 17 shall survive the expiration or termination of the Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                    GENEVA STEEL COMPANY, a Utah
                                    corporation


                                    By:      /s/ Max E. Sorensen
                                    Its:     Sr. Vice President Engineering &
                                             Technology

                                             COVOL TECHNOLOGIES, INC., a
                                             Delaware corporation


                                    By:      /s/ Kirby Cochran
                                    Its:     President

                                   Exhibit "A"

                                 Guidelines for
                 BRIQUETTING OF IRON AND STEEL REVERT MATERIALS

The iron and steel reverts must be less than 2.5% moisture before blending with the other dry materials. The moisture in the reverts is expected to be approximately 5% to 12.5% as received.

Revert Briquettes will be produced by Covol using the following mixture of raw materials for each 100 tons of Revert Briquettes produced:


                                       Dry Materials                                                  Wet Materials
                                         (in tons)                                                      (in tons)

                                              Portland Cement,            Hydrated
Iron Reverts            Steel Reverts         Type 1 of 1-A                Lime                Molasses          Water

target: 57.3            target: 28.2          range: 8.1 - 8.9             range:              range:             *
range: 54-60            range: 27-30                                       0.81 - 0.86         4.9 - 5.3


* The tons of water to be added per 100 tons of briquettes will equal (2.75 - revert moisture %) x 0.855.

All dry materials shall be blended together before the wet materials are added.

The molasses should be at 160(degrees)F before blending with dry materials. If possible, the water should be mixed with the molasses before blending with dry materials.

If molasses/water mixing is not possible, the final mixing of all materials should be very thorough.

During the Trial Phase, the static force on the briquetter shall be at least 1500 p.s.i.g. and the alignment of the roller shall be within (plus or minus)1/8 inch. Thereafter, if it is determined that such levels need to be adjusted to make a suitable Revert Briquette the parties shall mutually agree to such an adjustment in these Guidelines.

The green Revert Briquettes must not be dropped, while under the control of Covol, from a distance of over 6' in a single drop.